                                                                    EXHIBIT 4.47


================================================================================


                          SECURITIES RESOLUTION NO. 1
                                       OF
                          WISCONSIN ENERGY CORPORATION


                           Dated as of March 16, 1999


                        pursuant to Section 2.01 of the


                                   INDENTURE

                                    between

                         WISCONSIN ENERGY CORPORATION,
                                   as Issuer



                                      and


                      THE FIRST NATIONAL BANK OF CHICAGO,
                                   as Trustee



                           Dated as of March 15, 1999



================================================================================

                               TABLE OF CONTENTS
                                                                       Page
                                                                       ----
                                   ARTICLE I

                                  DEFINITIONS

   SECTION 1.1.  Definition of Terms...............................       2

                                  ARTICLE II

                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

   SECTION 2.1.  Designation and Principal Amount..................       4
   SECTION 2.2.  Maturity..........................................       4
   SECTION 2.3.  Form and Payment..................................       4
   SECTION 2.4.  Global Debenture..................................       5
   SECTION 2.5.  Interest..........................................       6
   SECTION 2.6.  Redemption........................................       7
   SECTION 2.7.  No Sinking Fund...................................       7
   SECTION 2.8.  Depository........................................       8
   SECTION 2.9.  Appointment of Agents.............................       8

                                  ARTICLE III

                         REDEMPTION OF THE DEBENTURES

   SECTION 3.1.  Special Event Redemption..........................       8
   SECTION 3.2.  Optional Redemption by Company....................       9

                                  ARTICLE IV

                     EXTENSION OF INTEREST PAYMENT PERIOD

   SECTION 4.1.  Extension of Interest Payment Period..............      10
   SECTION 4.2.  Notice of Extension                                     11
   SECTION 4.3.  Limitation of Transactions........................      11

                                   ARTICLE V

                                   EXPENSES

   SECTION 5.1.  Payment of Expenses...............................      12
   SECTION 5.2.  Payment Upon Resignation or Removal...............      13

                                                                    Exhibit 4.47

                                  ARTICLE VI

                                 SUBORDINATION                            Page
                                                                          ----

SECTION 6.1.     Subordination............................................  13
SECTION 6.2.     Default on Senior Indebtedness...........................  14
SECTION 6.3.     Liquidation; Dissolution; Bankruptcy.....................  14
SECTION 6.4.     Subrogation..............................................  16
SECTION 6.5.     Trustee to Effectuate Subordination......................  17
SECTION 6.6.     Notice by the Company....................................  17
SECTION 6.7.     Rights of the Trustee; Holders of Senior Indebtedness....  18
SECTION 6.8.     Subordination May Not Be Impaired........................  18

                                  ARTICLE VII

                         COVENANT TO LIST ON EXCHANGE

SECTION 7.1.     Listing on an Exchange...................................  19

                                 ARTICLE VIII

                               FORM OF DEBENTURE

SECTION 8.1.     Form of Debenture........................................  19

                                  ARTICLE IX

                  EFFECTIVENESS OF THIS SECURITIES RESOLUTION

SECTION 9.1.     Effectiveness............................................  20

                                   ARTICLE X

                         ORIGINAL ISSUE OF DEBENTURES

SECTION 10.1.    Original Issue of Debentures.............................  20

                                  ARTICLE XI

                                 MISCELLANEOUS

SECTION 11.1.    Ratification of Indenture................................  20
SECTION 11.2.    Governing Law............................................  20
SECTION 11.3.    Separability.............................................  21

EXHIBIT A - Form of Debenture.............................................  A-1

          This SECURITIES RESOLUTION NO. 1 (the "Securities Resolution") sets
                                                 ---------------------
forth actions taken by the Board of Directors or an authorized committee of the Board of Directors (the "Board") of WISCONSIN ENERGY CORPORATION (the
                         -----
"Company"), or by an officer or committee of officers on March 16, 1999,
 -------
pursuant to the authorized delegation of the Board and in accordance with
Section 2.01 of the Indenture, dated as of March 15, 1999 (the "Indenture")
                                                                ---------
between the Company and The First National Bank of Chicago, as Trustee (the "Trustee").
 -------

          WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of the Company's unsecured debentures, notes or other evidence of indebtedness (the "Securities"), to be
                                                          ----------
issued from time to time in one or more series as might be determined by the Company under the Indenture;

          WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 6.85% Junior Subordinated Debentures due March 31, 2039 (the

"Debentures"), the form and substance of such Debentures and the terms,
 ----------
provisions and conditions thereof to be set forth as provided in the Indenture and this Securities Resolution;

          WHEREAS, WEC Capital Trust I, a Delaware statutory business trust (the "Trust"), intends to offer to the public $200,000,000 aggregate liquidation
 -----
amount of its 6.85% Trust Preferred Securities (the "Preferred Securities"),
                                                     --------------------
representing preferred undivided beneficial interests in the assets of the Trust, and proposes to invest the proceeds from such offering, together with the proceeds of the issuance and sale by the Trust to the Company of $6,200,000 aggregate liquidation amount of its 6.85% Common Securities, in $206,200,000 aggregate principal amount of the Debentures; and

          WHEREAS, the Company has requested that the Trustee make the Debentures, when executed by the Company and authenticated and delivered by the Trustee in accordance with this Securities Resolution, the valid obligations of the Company.

          NOW THEREFORE, RESOLVED, that a new series of Securities is authorized as follows:

                                   ARTICLE I


                                  DEFINITIONS

SECTION 1.1.   Definition of Terms
               -------------------

          Unless the context otherwise requires:

          (a) a term defined in the Indenture has the same meaning when used in this Securities Resolution;

          (b) a term defined anywhere in this Securities Resolution has the same meaning throughout;

          (c)  the singular includes the plural and vice versa;

          (d) headings are for convenience of reference only and do not affect interpretation;

          (e)  the following terms have the meanings given to them in the Trust
     Agreement: (i) Administrative Trustee; (ii) Business Day; (iii) Clearing Agency; (iv) Delaware Trustee; (v) Guarantee; (vi) Preferred Securities Certificate; (vii) Property Trustee; (viii) Trust Securities; and (ix) Underwriting Agreement; and

          (f)  the following terms have the meanings given to them in this
     Section 1.1(f):

          "Additional Interest" shall have the meaning set forth in Section
           -------------------
     2.5(c).

          "Change in 1940 Act Law" shall have the meaning set forth in Section
           ----------------------
     3.1.

          "Compounded Interest" shall have the meaning set forth in Section 4.1.
           -------------------

          "Coupon Rate" shall have the meaning set forth in Section 2.5(a).
           -----------

          "Deferred Interest" shall have the meaning set forth in Section 4.1.
           -----------------

          "Dissolution Event" means that the Trust is to be dissolved in
           -----------------
     accordance with the Trust Agreement, and the Debentures held by the Property Trustee are to be distributed to the holders of the Trust Securities issued by the Trust pro rata in accordance with the Trust Agreement.

          "Extended Interest Payment Period" shall have the meaning set forth in
           --------------------------------
     Section 4.1.

          "Global Debenture" shall have the meaning set forth in Section 2.4(a).
           ----------------

          "Interest Payment Date" shall have the meaning set forth in Section
           ---------------------
     2.5(a).

          "Investment Company Event" shall have the meaning set forth in Section
           ------------------------
     3.1.

          "Maturity Date" means the date on which the Debentures mature and on
           -------------
     which the principal shall be due and payable together with all accrued and unpaid interest thereon including Compounded Interest and Additional Interest, if any.

          "Ministerial Action" shall have the meaning set forth in Section 3.1.
           ------------------

          "90 Day Period" shall have the meaning set forth in Section 3.1.
           -------------

          "Non Book-Entry Preferred Securities" shall have the meaning set forth
           -----------------------------------
     in Section 2.4(a).

          "Optional Redemption Price" shall have the meaning set forth in
           -------------------------
     Section 3.2(a).

          "Redemption Price" shall have the meaning set forth in Section 3.1.
           ----------------

          "Senior Indebtedness" means: (i) any payment in respect of (A)
           -------------------
indebtedness of the Company for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company; (ii) all capital lease obligations of the Company; (iii) all obligations of the Company issued or assumed as the deferred purchase price of property, all conditional sale obligations of the Company and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business); (iv) all obligations of the Company for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) of other Persons for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for any such indebtedness that is by its terms subordinated to or pari passu with the Debentures, as the case may be. For greater certainty, "Senior Indebtedness" includes all indebtedness for money borrowed between or among the Company and its Affiliates, except for such indebtedness that is by its terms subordinated to or pari passu with the Debentures, as the case may be. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of Article VI hereof irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

          "Special Event" shall have the meaning set forth in Section 3.1.
           -------------

          "Tax Event" shall have the meaning set forth in Section 3.1.
           ---------

          "Trust Agreement" means the Amended and Restated Trust Agreement of
           ---------------
     WEC Capital Trust I, a Delaware statutory business trust, dated as of March 25, 1999.

                                  ARTICLE II


                GENERAL TERMS AND CONDITIONS OF THE DEBENTURES

SECTION 2.1.   Designation and Principal Amount.
               --------------------------------

          There is hereby authorized a series of Securities designated the "6.85% Junior Subordinated Debentures due March 31, 2039 ", limited in aggregate principal amount to $206,200,000 million, to be substantially in the form set forth in Article VIII hereof, subject to changes in the form thereof made by the Company and acceptable to the Trustee.

SECTION 2.2.   Maturity.
               --------

          The Maturity Date of the Debentures is March 31, 2039.

SECTION 2.3.   Form and Payment.
               ----------------

          Except as provided in Section 2.4, the Debentures shall be issued in fully registered certificated form without interest coupons in denominations of $25 or integral multiples of $25. The Place of Payment for the Debentures issued in certificated form where the transfer of such Debentures will be registrable and where such Debentures will be exchangeable for Debentures bearing identical terms and provisions shall be the Corporate Trust Office of the Trustee; provided, however, that payment of interest may be made at the option of the Company by check mailed to the Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of any Debentures is the Property Trustee, the payment of the principal of and interest (including Compounded Interest and Additional Interest, if any) on such Debentures held by the Prop-erty Trustee will be made at such place and to such account as may be designated to the Company in writing by the Property Trustee.

SECTION 2.4.   Global Debenture.
               ----------------

          (a)  In connection with a Dissolution Event,

             (i) the Debentures in certificated form may be presented to the Trustee by the Property Trustee in exchange for a global Debenture in an aggregate principal amount equal to the aggregate principal amount of all outstanding Debentures (a "Global Debenture"), to be registered in the name
                                ----------------
     of the Depository, or its nominee, and delivered by the Trustee to the Depository for crediting to the accounts of its participants pursuant to the instructions of the Administrative Trustee. The Company upon any such presentation shall execute a Global Debenture in such aggregate principal amount and deliver the same to the Trustee for authentication and delivery in accordance with the Indenture and this Securities Resolution. Payments on the Debentures issued as a Global Debenture will be made to the Depository; and

             (ii) if any Preferred Securities are held in non book-entry certificated form, the Debentures in certificated form may be presented to the Trustee by the Property Trustee and any Preferred Security Certificate which represents Preferred Securities other than Preferred Securities held by the Clearing Agency or its nominee ("Non Book-Entry Preferred
                                             ------------------------
     Securities") will be deemed to represent beneficial interests in Debentures
     ----------
     presented to the Trustee by the Property Trustee having an aggregate principal amount equal to the aggregate liquidation amount of the Non Book-Entry Preferred Securities until such Preferred Security Certificates are presented to the Security Registrar for transfer or reissuance at which time such Preferred Security Certificates will be canceled and a Debenture, registered in the name of the holder of the Preferred Security Certificate or the transferee of the holder of such Preferred Security Certificate, as the case may be, with an aggregate principal amount equal to the aggregate liquidation amount of the Preferred Security Certificate canceled, will be executed by the Company and delivered to the Trustee for authentication and delivery in accordance with the Indenture and this Securities Resolution. On issue of such Debentures, Debentures with an equivalent aggregate principal amount that were presented by the Property Trustee to the Trustee will be deemed to have been canceled.

          (b) Unless and until it is exchanged for the Debentures in registered form, a Global Debenture may be transferred, in whole but not in part, only to another nominee of the Depository, or to a successor Depository selected or approved by the Company or to a nominee of such successor Depository.

          (c) If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository for such series shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, and a successor Depository for such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be, the Company will execute, and, subject to
Article 3 of the Indenture, the Trustee, upon written notice from the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. In addition, the Company may at any time determine that the Debentures shall no longer be represented by the Global Debenture. In such event the Company will execute, and subject to Section 2.02 of the Indenture, the Trustee, upon receipt of an Officers' Certificate evidencing such determination by the Company, will authenticate and deliver the Debentures in definitive registered form without coupons, in authorized denominations, and in an aggregate principal amount equal to the principal amount of the Global Debenture in exchange for such Global Debenture. Upon the exchange of the Global Debenture for such Debentures in definitive registered form without coupons, in authorized denominations, the Global Debenture shall be cancelled by the Trustee. Such Debentures in definitive registered form issued in exchange for the Global Debenture shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debentures to the Depository for delivery to the Persons in whose names such Debentures are so registered.

SECTION 2.5.   Interest.
               --------

          (a) Each Debenture will bear interest at the rate of 6.85% per annum (the "Coupon Rate") from the original date of issuance until the principal
      -----------
thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the Coupon Rate, compounded quarterly, payable (subject to the provisions of Article IV) quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest
                                                                  --------
Payment Date"), commencing on June 30, 1999, to the Person in whose name such
------------
Debenture or any predecessor Debenture is registered at the close of business on the regular record date for such interest installment, which, in respect of (i) Debentures of which the Property Trustee is the Holder and the Preferred Securities are in book-entry only form or (ii) a Global Debenture, shall be the close of business on the Business Day next preceding that Interest Payment Date. Notwithstanding the foregoing sentence, if (i) the Debentures are held by the Property Trustee and the Preferred Securities are no longer in book-entry only form or (ii) the Debentures are not represented by a Global Debenture, the Company may select a regular record date for such interest installment which shall be any date at least one Business Day but less than sixty Business Days before an Interest Payment Date.

          (b) The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 90-day period. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

          (c) If, at any time while the Property Trustee is the Holder of any Debentures, the Trust or the Property Trustee is required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any case, the Company will pay as additional interest ("Additional
                                                                 ----------
Interest") on the Debentures held by the Property Trustee, such additional
--------
amounts as shall be required so that the net amounts received and retained by the Trust and the Property Trustee after paying such taxes, duties, assessments or other governmental charges will be equal to the amounts the Trust and the Property Trustee would have received had no such taxes, duties, assessments or other government charges been imposed.

SECTION 2.6.   Redemption.
               ----------

          The Debentures are not subject to redemption at the option of the Holder and are subject to redemption solely at the option of the Company or otherwise as provided in Article III hereof.

SECTION 2.7.   No Sinking Fund.
               ---------------

          The Debentures shall not be entitled to the benefit of any sinking fund or analogous provision.

SECTION 2.8.   Depository.
               ----------

          The Depository Trust Company (or its nominee) shall act as the initial Depository (the "Depository") for any Global Debenture which may be issued pursuant to this Securities Resolution.

SECTION 2.9.   Appointment of Agents.
               ---------------------

          The Company hereby appoints, or confirms the appointment of, The First National Bank of Chicago as the initial Trustee, Securities Registrar and Paying Agent with respect to the Debentures, subject to the provisions of the Indenture with respect to resignation, removal and succession, and subject, further, to the right of the Company to appoint additional agents (including Paying Agents).

                                  ARTICLE III


                         REDEMPTION OF THE DEBENTURES

SECTION 3.1.   Special Event Redemption.
               ------------------------

          If a Special Event (as defined below) has occurred and is continuing then, notwithstanding Section 3.2(a) but subject to Section 3.2(b), the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Debentures to redeem the Debentures, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal
      -------------
amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Redemption Price"); provided, however, that in the case of an
                 ----------------
occurrence of a Tax Event, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an
                     ------------------
election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action in lieu of redemption, and, provided, further, that the Company shall have no right to redeem the Debentures while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Trust Agreement. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount suf-ficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

          A "Special Event" shall mean either a Tax Event or an Investment
             -------------
Company Event. "Tax Event" shall mean that the Company shall have received an
                ---------
opinion of counsel (which may be regular counsel to the Company or an Affiliate, but not an employee thereof, which must be acceptable to the Property Trustee of the Trust) experienced in such matters to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations by any court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation or application is issued or announced on or after the date of original issuance of Preferred Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to United States Federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Company to the Trust on the Debentures is not, or will not be within 90 days of the date of the opinion of counsel, deductible for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties, assessments or other governmental charges. "Investment Company Event" shall mean the occurrence
                             ------------------------
of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law") to the effect that the Trust
                         ----------------------
is or will be considered an "Investment Company" that is required to be registered under the Investment Company Act of 1940, as amended, which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

SECTION 3.2.   Optional Redemption by Company
               ------------------------------

          (a) Subject to the provisions of Section 3.2(b) and to the provisions of Article 3 of the Indenture, except as otherwise may be specified in this Securities Resolution, the Company shall have the right to redeem the Debentures, in whole or in part, from time to time, on or after March 25, 2004, upon not less than 30 days nor more than 60 days notice to the Holder of the Debentures at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, including Compounded Interest and Additional Interest, if any, to the date of such redemption (the "Optional Redemption Price").
 -------------------------

          If the Debentures are only partially redeemed pursuant to this Section 3.2, the Debentures will be redeemed pro rata or by lot or by any other method utilized by the Trustee; provided, that if at the time of redemption the Debentures are registered as a Global Debenture, the Depository shall determine, in accordance with its procedures, the principal amount of such Debentures held by each Debenture Holder to be redeemed. The Optional Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Optional Redemption Price by 10:00 a.m., New York time, on the date such Optional Redemption Price is to be paid.

          (b) If a partial redemption of the Debentures would result in the delisting of the Preferred Securities issued by the Trust from any national securities exchange or other organization on which the Preferred Securities are then listed, the Company shall not be permitted to effect such partial redemption and may only redeem the Debentures in whole.

                                  ARTICLE IV


                     EXTENSION OF INTEREST PAYMENT PERIOD

SECTION 4.1.   Extension of Interest Payment Period.
               ------------------------------------

          The Company shall have the right, at any time and from time to time during the term of the Debentures, so long as no Event of Default with respect to the Debentures has occurred and is continuing, to defer payments of interest by extending the interest payment period of such Debentures for a period not exceeding 20 consecutive quarters (the "Extended Interest Payment Period"),
                                        --------------------------------
during which Extended Interest Payment Period no interest shall be due and payable; provided that no Extended Interest Payment Period may extend beyond the Maturity Date. To the extent permitted by applicable law, interest, the payment of which has been deferred because of the extension of the interest payment period pursuant to this Section 4.1, will bear interest thereon at the Coupon Rate compounded quarterly for each quarter of the Extended Interest Payment Period ("Compounded Interest"). At the end of the Extended Interest Payment
         -------------------
Period, the Company shall pay all interest accrued and unpaid on the Debentures, including any Additional Interest and Compounded Interest (together, "Deferred
                                                                      --------
Interest") that shall be payable to the Holders of the Debentures in whose names
--------
the Debentures are registered in the Security Register on the first record date after the end of the Extended Interest Payment Period. Before the termination of any Extended Interest Payment Period, the Company may further extend such period, provided that such period together with all such further extensions thereof shall not exceed 20 consecutive quarters or extend beyond the Maturity Date. Upon the termination of any Extended Interest Payment Period and upon the payment of all Deferred Interest then due, the Company may commence a new Extended Interest Payment Period, subject to the foregoing requirements. No interest shall be due and payable during an Extended Interest Payment Period, except (i) at the end thereof and (ii) upon a redemption of the Debentures during an Extended Interest Payment Period, but the Company may prepay at any time all or any portion of the interest accrued during an Extended Interest Payment Period.

SECTION 4.2.     Notice of Extension.
                 -------------------

          (a) If the Property Trustee is the only registered Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give written notice to the Administrative Trustees, the Property Trustee and the Trustee of its selection of such Extended Interest Payment Period one Business Day before the earlier of (i) the next succeeding date on which Distributions on the Preferred Securities issued by the Trust are payable, or (ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Preferred Securities issued by the Trust, but in any event at least one Business Day before such record date.

          (b) If the Property Trustee is not the only Holder of the Debentures at the time the Company selects an Extended Interest Payment Period, the Company shall give the Holders of the Debentures and the Trustee written notice of its selection of such Extended Interest Payment Period at least ten Business Days before the earlier of (i) the next succeeding Interest Payment Date, or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to the New York Stock Exchange or other applicable self-regulatory organization or to Holders of the Debentures.

          (c)  The quarter in which any notice is given pursuant to paragraphs
(a) or (b) of this Section 4.2 shall be counted as one of the 20 quarters permitted in the maximum Extended Interest Payment Period permitted under
Section 4.1.

SECTION 4.3.     Limitation of Transactions.
                 --------------------------

          If (i) the Company shall exercise its right to defer payment of interest as provided in Section 4.1, (ii) there shall have occurred any Event of Default, as defined in the Indenture, or (iii) the Company shall be in default with respect to its payment obligations under the Guarantee, then (a) the Company shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock (other than (i) as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock, (ii) any payment of a dividend in connection with the implementation of a shareholder rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (iii) purchases of its common stock related to the issuance of such stock under any of the Company's benefit plans for its directors, officers or employees, (iv) obligations under any dividend reinvestment plan or stock purchase plan of the Company, (v) the purchase of fractional interests in shares of its capital stock pursuant to the conversion or exchange provisions of such capital stock or security being converted or exchanged or (vi) dividends or distributions in its common stock) or make any guarantee payment with respect thereto, (b) the Company shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by the Company which rank pari passu with or junior to the Debentures and (c) the Company shall not make any guarantee payments with respect to any of the payment obligations referred to in
(b) above (other than pursuant to the Guarantee and any similar guarantee issued by the Company on behalf of holders of preferred securities issued by an issuer holding Securities issued under the Indenture).

                                   ARTICLE V

                                   EXPENSES

SECTION 5.1.     Payment of Expenses.
                 -------------------

          In connection with the offering, sale and issuance of the Debentures to the Property Trustee and in connection with the sale of the Trust Securities by the Trust, the Company, in its capacity as borrower with respect to the Debentures, shall:

          (a) pay all costs and expenses relating to the offering, sale and issuance of the Debentures, including commissions to the underwriters payable pursuant to the Underwriting Agreement and compensation of the Trustee under the Indenture in accordance with the provisions of Section
     7.06 of the Indenture;

          (b) pay all costs and expenses of the Trust (including, but not limited to, costs and expenses relating to the organization of the Trust, the offering, sale and issuance of the Trust Securities (including commissions to the underwriters in connection therewith), the fees and expenses of the Property Trustee and the Delaware Trustee, the costs and expenses relating to the operation of the Trust, including without limitation, costs and expenses of accountants, attorneys, statistical or bookkeeping services, expenses for printing and engraving and computing or accounting equipment, paying agent(s), registrar(s), transfer agent(s), duplicating, travel and telephone and other telecommunications expenses and costs and expenses incurred in connection with the acquisition, financing, and disposition of Trust assets);

          (c) be primarily liable for any indemnification obligations arising with respect to the Trust Agreement; and (d) pay any and all taxes (other than United States withholding taxes attributable to the Trust or its assets) and all liabilities, costs and expenses with respect to such taxes of the Trust.

SECTION 5.2.     Payment Upon Resignation or Removal
                 -----------------------------------

          Upon termination of this Securities Resolution or the Indenture or the removal or resignation of the Trustee pursuant to this Section 5.2, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation. Upon termination of the Trust Agreement or the removal or resignation of the Delaware Trustee or the Property Trustee, as the case may be, pursuant to Section 8.10 of the Trust Agreement, the Company shall pay to the Delaware Trustee or the Property Trustee, as the case may be, all amounts accrued to the date of such termination, removal or resignation.

                                  ARTICLE VI

                                 SUBORDINATION

SECTION 6.1.     Subordination.
                 -------------

          The Company resolves, and each holder of Debentures issued hereunder by such holder's acceptance thereof covenants and agrees, that all Debentures shall be issued subject to the provisions of this Article VI; and each holder of a Debenture, whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

          The payment by the Company of the principal of, premium, if any, and interest on all Debentures issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Securities Resolution or thereafter incurred.

          This Article shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness and such holders are made obligees hereunder and they and/or each of them may enforce such provisions.

          No provision of this Article VI shall prevent the occurrence of any default or Event of Default with respect to the Debentures.

SECTION 6.2.     Default on Senior Indebtedness.
                 ------------------------------

          In the event and during the continuation of any default by the Company in the payment of principal, premium, interest or any other amount due on any Senior Indebtedness, or in the event that the maturity of any Senior Indebtedness has been accelerated because of a default, then, in either case, no payment shall be made by the Company to the Holders of the Debentures with respect to the principal (including redemption and sinking fund payments) of, premium, if any, interest on, or any other amount owing in respect of, the Debentures.

          In the event that, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder of the Debentures when such payment is prohibited by the preceding paragraph of this Section 6.2, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representatives, or to the trustee or trustees under any indenture pursuant to which any of such Senior Indebtedness may have been issued, as their respective interests may appear, but only to the extent that the holders of the Senior Indebtedness (or their representative or representatives or a trustee) notify the Trustee within 90 days of such payment of the amounts then due and owing on the Senior Indebtedness and only the amounts specified in such notice to the Trustee shall be paid to the holders of Senior Indebtedness.

SECTION 6.3.     Liquidation; Dissolution; Bankruptcy.
                 ------------------------------------

          Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due upon all Senior Indebtedness shall first be paid in full, or payment thereof provided for in money in accordance with its terms, before any payment or distribution is made by the Company to the Holders of the Debentures on account of the principal of, premium, if any, interest on, or any other amount owing in respect of, the Debentures; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Debentures or the Trustee would be entitled to receive from the Company, except for the provisions of this Article VI, shall be paid by the

Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Debentures or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay such Senior Indebtedness in full, in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders of Debentures or to the Trustee.

          In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the Holders of the Debentures before all Senior Indebtedness is paid in full, or provision is made for such payment in money in accordance with its terms, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay such Senior Indebtedness in full in money in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the benefit of the holders of such Senior Indebtedness.

          For purposes of this Article VI, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article VI with respect to the Debentures to the payment of all Senior Indebtedness that may at the time be outstanding, provided, however, that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 of the Indenture shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 6.3 if such other cor-
poration shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 of the Indenture. Nothing in
Section 6.2 hereof or in this Section 6.3 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.06 of the Indenture.

SECTION 6.4.     Subrogation.
                 -----------

          Subject to the payment in full of all Senior Indebtedness, the rights of the Holders of the Debentures shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the principal of, premium, if any, and interest on, and all other amounts owing in respect of, the Debentures shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders of the Debentures or the Trustee would be entitled except for the provisions of this Article VI, and no payment over pursuant to the provisions of this Article VI, to or for the benefit of the holders of such Senior Indebtedness by Holders of the Debentures or the Trustee, shall, as between the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Debentures be deemed to be a payment by the Company to or on account of such Senior Indebtedness. It is understood that the provisions of this Article VI are and are intended solely for the purposes of defining the relative rights of the Holders of the Debentures, on the one hand, and the holders of Senior Indebtedness on the other hand.

          Nothing contained in this Article VI or elsewhere in this Securities Resolution or the Indenture or in the Debentures is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness, and the Holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Debentures the principal of (and premium, if any) and interest on and all other amounts owing in respect of the Debentures as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Debentures and creditors of the Company, other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, as amended and supplemented by this Securities Resolution, subject to the rights, if any, under this Article VI of the holders of such Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

          Upon any payment or distribution of assets of the Company referred to in this Article VI, the Trustee, subject to the provisions of Section 7.01 of the Indenture, and the Holders of the Debentures, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidation trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of the Debentures, for the purposes of ascertaining the Persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article VI.

SECTION 6.5.     Trustee to Effectuate Subordination.
                 -----------------------------------

          Each Holder of a Debenture by such holder's acceptance thereof authorizes and directs the Trustee on such holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article VI and appoints the Trustee as such holder's attorney-in-fact for any and all such purposes.

SECTION 6.6.     Notice by the Company.
                 ---------------------

          The Company shall give prompt written notice to a Trust Officer of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI. Notwithstanding the provisions of this Article VI or any other provision of the Indenture and this Securities Resolution, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Debentures pursuant to the provisions of this Article VI unless and until a Trust Officer shall have received written notice thereof from the Company or a holder or holders of Senior Indebtedness or from any representative or trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this
Section 6.6 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Debenture) then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purposes for which they were received, and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

          The Trustee, subject to the provisions of Section 7.01 of the Indenture, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a representative or trustee on behalf of such holder) to establish that such notice has been given by a holder of such Senior Indebtedness or a representative or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of such Senior Indebtedness to participate in any payment or distribution pursuant to this Article VI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article VI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 6.7.     Rights of the Trustee; Holders of Senior Indebtedness.
                 -----------------------------------------------------

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article VI in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture or this Securities Resolution shall deprive the Trustee of any of its rights as such holder.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article VI, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into the Indenture or this Securities Resolution against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01 of the Indenture, the Trustee shall not be liable to any holder of Senior Indebtedness if it shall pay over or deliver to Holders of Debentures, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article VI or otherwise.

SECTION 6.8.     Subordination May Not Be Impaired.
                 ---------------------------------

          No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture or this Securities Resolution, regardless of any knowledge thereof that any such holder may have or otherwise be charged with.

          Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Debentures, without incurring responsibility to the Holders of the Debentures and without impairing or releasing the subordination provided in this Article VI or the obligations hereunder of the Holders of the Debentures to the holders of such Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such senior Indebtedness; (iii) release any Person liable in any manner for the collection of such Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other Person.

                                  ARTICLE VII

                         COVENANT TO LIST ON EXCHANGE

SECTION 7.1.     Listing on an Exchange.
                 ----------------------

          If the Debentures are to be distributed to the holders of Preferred Securities as described in Section 2.4(a), the Company will, if the Debentures are not already so listed, use its best efforts to list such Debentures on the New York Stock Exchange, Inc. or on such other exchange as the Preferred Securities are then listed.

                                 ARTICLE VIII

                               FORM OF DEBENTURE

SECTION 8.1.     Form of Debenture.
                 -----------------

          The Debentures and the Trustee's Certificate of Authentication to be endorsed thereon are substantially in the form attached as Exhibit A hereto.
                                                           ---------

                                  ARTICLE IX

                  EFFECTIVENESS OF THIS SECURITIES RESOLUTION

SECTION 9.1.     Effectiveness.
                 -------------

           This Securities Resolution shall be effective as of March 25, 1999.

                                   ARTICLE X

                         ORIGINAL ISSUE OF DEBENTURES

SECTION 10.1.    Original Issue of Debentures.
                 ----------------------------

           Debentures in the aggregate principal amount of $206,200,000 may, upon execution of this Securities Resolution, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Debentures to or upon the written order of the Company, signed by its Chairman, its Vice Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, without any further action by the Company.

                                  ARTICLE XI

                                 MISCELLANEOUS

SECTION 11.1.    Ratification of Indenture.
                 -------------------------

           The Indenture, as supplemented by this Securities Resolution as provided for in Section 2.01 of the Indenture, is in all respects ratified and confirmed, and this Securities Resolution shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 11.2.    Governing Law.
                 -------------

           This Securities Resolution and each Debenture shall be deemed to be a contract made under the internal laws of the State of Wisconsin, and for all purposes shall be construed in accordance with the laws of said State.

SECTION 11.3.  Separability.
               ------------

           In case any one or more of the provisions contained in this Securities Resolution or in the Debentures shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Securities Resolution or of the Debentures, but this Securities Resolution and the Debentures shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

            [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                             OFFICERS' CERTIFICATE
                                  RELATING TO
                          SECURITIES RESOLUTION NO. 1
                                      OF
                         WISCONSIN ENERGY CORPORATION

          The undersigned, as Officers of Wisconsin Energy Corporation (the "Company"), do hereby certify that the foregoing is a true and correct copy of
 -------
Securities Resolution No. 1, relating to the Indenture between the Company and The First National Bank of Chicago, as trustee (the "Indenture"), which has been
                                                     ---------
duly adopted by the Board of Directors (the "Board") of the Company or by an
                                             -----
Officer or a committee of Officers pursuant to the authorized delegation of the Board on the 16th day of March 1999; and that said resolution has not been rescinded and remains in full force and effect. Capitalized terms used but not defined herein have the meanings given such terms in the Indenture.

          IN WITNESS WHEREOF, this Officers' Certificate has been duly executed on this 25th day of March 1999.

                                    By:   /s/ Calvin H. Baker
                                       ------------------------------------
                                       Name:  Calvin H. Baker
                                       Title: Treasurer and Chief Financial
                                                  Officer

                                    By:   /s/ Thomas H. Fehring
                                       ------------------------------------
                                       Name:  Thomas H. Fehring
                                       Title: Corporate Secretary

                                   EXHIBIT A

                         A Form of Registered Security

CUSIP No.:  976657 AA 4                                             $206,200,000

                         WISCONSIN ENERGY CORPORATION
            6.85% Junior Subordinated Debentures due March 31, 2039

WISCONSIN ENERGY CORPORATION
promises to pay to THE FIRST NATIONAL BANK OF CHICAGO in its capacity as Property Trustee under the Amended and Restated Trust Agreement dated as of March 25, 1999 or registered assigns
the principal sum of TWO HUNDRED SIX MILLION TWO HUNDRED THOUSAND ($206,200,000) Dollars on March 31, 2039

Interest Payment Dates:  March 31, June 30, September 30 and December 31
         Record Dates:   March 15, May 15, September 15 and December 15

                                                 Dated: March 25, 1999

THE FIRST NATIONAL BANK OF CHICAGO
Transfer Agent and Paying Agent

                              WISCONSIN ENERGY CORPORATION

                              By: _____________________________________
                                  [Title of Authorized Officer]

                              By: _____________________________________
                                  [Title of the Authorized Officer]

                              (SEAL)

Authenticated:

THE FIRST NATIONAL BANK OF CHICAGO

Registrar

By:  _________________________
     Authorized Signature

                         WISCONSIN ENERGY CORPORATION
            6.85% Junior Subordinated Debentures due March 31, 2039

          1.   Interest.

          Wisconsin Energy Corporation ("Company"), a Wisconsin corporation, promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest on March 31, June 30, September 30 and December 31 of each year commencing June 30, 1999, except as otherwise provided for in the Securities Resolution. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 25, 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2.   Method of Payment.

          The Company will pay interest on the Securities to the persons who are registered holders of Securities at the close of business on the record date for the next interest payment date, except as otherwise provided in the Indenture or the Securities Resolution. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest by check payable in such money. It may mail an interest check to a holder's registered address.

          3.   Securities Agents.

          Initially, The First National Bank of Chicago, Attention: Corporate Trust Services Division, will act as Paying Agent, Transfer Agent and Registrar. The Company may change any Paying Agent or Transfer Agent without notice or provide for more than one such agent. The Company or any Affiliate may act in any such capacity. Subject to certain conditions, the Company may change the Trustee.

          4.   Indenture; Subordination.

          The Company issued the securities of this series ("Securities") under an Indenture dated as of March 15, 1999 ("Indenture") between the Company and The First National Bank of Chicago (the "Trustee"). The terms of the Securities include those stated in the Indenture and in the Securities Resolution creating the Securities (the "Securities Resolution") and those made part of the Indenture by the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb). Securityholders are referred to the Indenture, the Securities Resolution and the

          Trust Indenture Act for a statement of such terms, including the provisions relating to (i) extension of interest payments in Article IV of the Securities Resolution and (ii) subordination in Article VI thereof.

          5.   Optional Redemption.

          On or after March 25, 2004, the Company may redeem all the Securities at any time or some of them from time to time at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date.

          6.   Additional Optional Redemption.

          In addition to redemptions pursuant to the above paragraph 5, if a Special Event (as defined below) has occurred and is continuing then the Company shall have the right upon not less than 30 days nor more than 60 days notice to the Holders of the Securities to redeem the Securities, in whole but not in part, for cash within 90 days following the occurrence of such Special Event (the "90 Day Period") at a redemption price equal to 100% of the principal amount to be redeemed plus any accrued and unpaid interest thereon, if any, to the date of such redemption (the "Redemption Price"); provided, however, that in the case of a Tax Event, if at the time there is available to the Company the opportunity to eliminate, within the 90 Day Period, the Tax Event by taking some ministerial action ("Ministerial Action"), such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Company, the Trust or the Holders of the Trust Securities issued by the Trust, the Company shall pursue such Ministerial Action instead of redemption, and, provided, further, that the Company shall have no right to redeem the Securities while the Trust is pursuing any Ministerial Action pursuant to its obligations under the Trust Agreement. The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or such earlier time as the Company determines, provided that the Company shall deposit with the Trustee an amount sufficient to pay the Redemption Price by 10:00 a.m., New York time, on the date such Redemption Price is to be paid.

          A "Special Event" shall mean either a Tax Event or an Investment Company Event. "Tax Event" shall mean that the Trust shall have received an opinion of counsel (which may be regular counsel to the Company or an Affiliate) experienced in such matters to the effect that, as a result of any (a) amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof, or (b) official administrative written decision, pronouncement or action or judicial decision interpreting or applying such laws or regulations, in each case which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Securities, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of opinion of counsel, subject to United States Federal income tax with respect to interest received on the Securities, (ii) interest payable by the Company to the Trust on the Securities is not, or will not within 90 days of the date of the opinion of counsel, be deductible for United States Federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" shall mean the Trust will have received an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of original issuance of the Securities by the Trust, the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended.

          7.   Notice of Redemption.

          Notice of redemption will be mailed at least 30 but not more than 60 days before the redemption date to each holder of Securities to be redeemed at his registered address.

          8.   Denominations, Transfer, Exchange.

          The Securities are in registered form without coupons in denominations of $25 and whole multiples of $25. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Transfer Agent may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or the Indenture. The Transfer Agent need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed.

          9.   Persons Deemed Owners.

          The registered holder of a Security may be treated as its owner for all purposes.

          10.  Amendments and Waivers.

          The Indenture and the Securities may be amended, and any default may be waived. Subject to certain exceptions, we and the trustee may amend the Securities and the Indenture with the written consent of the holders of a majority in

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          aggregate liquidation amount of the preferred securities whose rights will be adversely affected by such amendment and if the principal (and premium, if any) of the Securities and all accrued and unpaid interest thereon have been paid in full. Furthermore, no amendment can be made to the provisions of the Indenture allowing holders of preferred securities to sue directly following our failure to make timely payments on the Securities as described above without the prior consent of the holder of each preferred security then outstanding unless and until the principal (and premium, if any) of the Securities and all accrued and unpaid interest thereon have been paid in full.

          Without the consent of any Securityholder, the Indenture or the Securities may be amended, among other things, to cure any ambiguity, omission, defect or inconsistency; to provide for assumption of Company obligations to Securityholders; or to make any change that does not materially adversely affect the rights of any Securityholder.

          11.  Restrictive Covenants.

          The Securities are unsecured general obligations of the Company limited to $206,200,000 principal amount. The Indenture does not limit other unsecured debt.

          12.  Successors.

          When a successor assumes all the obligations of the Company under the Securities and the Indenture, the Company will be released from those obligations.

          13.  Defeasance Prior to Redemption or Maturity.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity. U.S. Government Obligations are securities backed by the full faith and credit of the United States of America or certificates representing an ownership interest in such Obligations.

          14.  Defaults and Remedies.

          An Event of Default includes: default for 60 days in payment of interest on the Securities; default in payment of principal on the Securities; default by the Company for a specified period after notice to it in the performance of any of its other agreements applicable to the Securities; certain events of bankruptcy or insolvency; and any other Event of Default provided for in the series. If an

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

          Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the Securities may declare the principal of and accrued interest on all the Securities to be due and payable immediately.

          Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

          15.  Trustee Dealings with Company.

          The First National Bank of Chicago, the Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

          16.  No Recourse Against Others.

          A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

          17.  Authentication.

          This Security shall not be valid until authenticated by a manual signature of the Registrar.

          18.  Abbreviations.

          Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), U/G/M/A (=Uniform Gifts to Minors Act) and U/T/M/A (=Uniform Transfers to Minors Act).

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